AGREEMENT DISSOLVING LIMITED LIABILITY COMPANY
                 ----------------------------------------------

         This Agreement Dissolving Limited Liability Company (this "Agreement") is made effective on January 24, 2003, between Trade Partners, Inc, a Michigan corporation ("TPI"), and Capitol Development of Arkansas, Inc., an Arkansas corporation ("CDA").

                                    ARTICLE I
                                    RECITALS

         1.01. Description of Company. CDA and TPI (collectively referred to as the Members) have been and now are all of the Members of TradeArk Properties, LLC, a limited liability company organized under the laws of the State of Michigan (the "Company"), whose principal office is located at Grand Plaza Place, Suite 570, 220 Lyons Court, N.W., Grand Rapids, Michigan 49503.

         1.02. Description of Certain Tracts of Land of the Company. The Company is the fee simple owner of the tracts of land situated in Maumelle, Pulaski County, Arkansas and more particularly described on "Schedule 1.02" (herein after referred to as "Maumelle Tracts"). The Maumelle Tracts and other lands were originally contributed to the Company, subject to certain debt, by CDA for its capital contribution to the Company. The VSC's, as defined hereafter, were originally contributed to the Company by TPI for its capital contribution to the Company.

         1.03. Organization of the Company. The Company was formed May 20, 1999, pursuant to Articles of Organization dated and filed that date and no amendments have been made to those Articles of Organization. The Members executed an Operating Agreement for the Company dated May 27, 1999 (the "Operating Agreement"), which has not been modified or amended except as may be provided herein. In the event of any conflict between the terms of this Agreement and the Operating Agreement, the terms of this Agreement shall prevail as the agreement of the Members regarding the conflicting terms.

                                   ARTICLE II
                                   DISSOLUTION

         2.01. Effective Date. The Members agree to dissolve the Company, effective at the close of business on January 23, 2003, and shall thereafter promptly liquidate and wind up the affairs of the Company.

         2.02. Articles of Dissolution. The Members shall cause articles of dissolution to be filed with the office of the Secretary of State of the State of Michigan.

         2.03. Termination of Business. Except for the purpose of carrying out the winding up and liquidation of the business of the Company, neither Member shall transact any further business nor incur any further obligations on behalf of the Company after the date of this Agreement.


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                                   ARTICLE III
                                   LIQUIDATION

         3.01. Financial Condition. The Members agree that (i) as of September 30, 2002, the financial statement marked "Exhibit 3.01", affixed hereto and by this reference made a part hereof, reflects a true and accurate statement of the financial condition of the Company at that time; (ii) the distributions of assets, as provided in Section 3.03, present a fair distribution of membership interest, which consist of 35.16% to CDA and 64.84% to TPI, for all purposes of dissolution of the Company; (iii) the liability due TPI from the Company for advances made by TPI to the Company are satisfied with this Agreement, as of the effective date of this Agreement (the "TPI Advances"), and (iv) the Company is obligated to Hardin & Grace, P. A. for attorney's fees incurred by the Company regarding several attempted and concluded real estate transactions in the amount of $17,969.26 ("H&G Fees"). The Members agree that upon Closing, no other monies, except those agreed to in this Agreement, are due and payable to any member or to TPI.

         3.02. Indemnification and Disclosure. Except as disclosed in the financial statements of the Company attached as Exhibit 3.01 or otherwise disclosed in this Agreement, each of the Members represents and warrants to the other Member that such Member has not previously contracted for or otherwise incurred any liability or conducted any unauthorized activity or created any obligation whatsoever that can or may be charged against the Company or made any misrepresentation or omission to a third party creating a liability upon the Company, nor has such Member received or discharged any of the credits, moneys, or effects of the Company. TPI expressly agrees to indemnify, exonerate and hold CDA harmless from any breach of this Section 3.02 or claim against the life insurance contracts, and CDA expressly agrees to indemnify, exonerate and hold TPI harmless from any breach of this Section 3.02 or claim against the Maumelle Tracts. CDA agrees to hold harmless the officers of TPI and managing members of the Company for official acts performed for the Company.

         3.03. Liquidating Distributions. Upon execution of this Agreement, the Company shall make the following liquidating distributions of Company assets to the Members:

                  (A) To CDA shall be distributed all of the Maumelle Tracts, and CDA shall assume at Closing, all the debt in favor of New Era Life Insurance Company in the principal amount of $3,541,029.96 (the "New Era Debt"), the delinquent interest due to New Era in the amount of approximately $271,000, and the H&G fees, and all other liabilities, including but not limited to taxes, insurance and environmental liabilities; provided that TPI warrants and represents that as of the Closing, there is no undisclosed debt on the Maumelle Tract except those disclosed in this Agreement. Under this Agreement, it shall be CDA's responsibility to provide the required documentation to transfer, assign and deed the Maumelle Tract from the Company to CDA. TPI shall also assign the sales contract for Tract D to CDA upon the execution of this Agreement.

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                  (B) To TPI shall be  distributed  all rights of the Company in the life insurance contracts (the " VSC's"), if any, which are owned by the Company as of the date of this Agreement and TPI hereby agrees that all of the TPI Advances are deemed satisfied. Under this Agreement, it shall be TPI's responsibility to provide the required documentation to transfer, assign and quitclaim the VSC's from the Company to TPI.

                  (C) Each Member hereby agrees that such distributions in (A) and (B) of this Section 3.03 are in the ratio that the Member's capital account and income account combined bear to the combined capital and income accounts of both Members, provided, however, that CDA shall pay to TPI the sum of Five Hundred and Eighty Thousand Dollars ($580,000) (the "Advance Repayment"). This Advance Repayment shall be due and payable to TPI upon the closing on Tract D or the closing from the sale of any of the Maumelle Tracts, whichever occurs first; provided this Advance Repayment is not assignable. Notwithstanding, if CDA does not receive a Schedule K1 in a timely manner for the tax years of 2002, 2003, and any subsequent year until the Company is dissolved and has filed its final tax report, CDA shall withhold $10,000 in escrow until the prerequisite Schedule K1(s) is submitted by TPI. If CDA incurs any liability for late filing fees and penalties due to TPI not submitting such Schedules in a timely manner, CDA shall have the right to deduct such fees from the escrowed amount. The Company shall, contemporaneously with the execution of this Agreement, execute and deliver to CDA a special warranty deed (the "Deed") conveying fee simple and merchantable title in Maumelle Tracts to CDA, free and clear of all encumbrances arising from the Company except for the lien of the mortgage securing the New Era Mortgage Debt. The Company shall, contemporaneously with the execution of this Agreement, execute and deliver to TPI an assignment and quitclaim of any rights which the Company may have in the VSC's, without any representation or warranty of any kind including warranty of title. Immediately upon recordation of the Deed with the Pulaski County Arkansas Clerk and Recorder, CDA shall order a policy of title insurance insuring fee simple title in and to the Maumelle Tracts in CDA for the fair market value of same. Upon receipt by CDA of such title insurance policy insuring fee simple title in CDA to the Maumelle Tracts, subject to no debt other than the mortgage securing the New Era Mortgage Debt, then CDA shall pay the Advance Repayment subject to the sale of the Maumelle Tract, as set forth above.

         3.04. Settling Accounts. On Closing, the Members shall pay all of the liabilities of the Company, except as specifically provided in Sections 3.02 and 3.03, in accordance with Sections 450.4801 et seq. of the Michigan Compiled Laws Annotated, though no assets or liabilities of the Company, except as set forth in Section 3.02 and 3.03 of this Agreement, are known to exist by either Member. All amounts remaining after payment of the above liabilities shall be distributed to the Members according to their sharing ratio set forth in Section 3.01(i) hereof, subject to the provisions of Sections 3.02 and 3.02. Except for a breach of this Agreement of either of the Members, each of the Members release each other for any other claim or cause of action arising from the ownership or operation of the Company.


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         3.05.  Appointment  of  Liquidating  Member.  TPI is  appointed  as the liquidating Member to carry out the terms and conditions of this Agreement and to execute and file all documents necessary to dissolve the Company. TPI shall be responsible for any and all expenses incurred, including attorney's fees, to complete such dissolution of the Company other than taxes which are due the State of Michigan with regard to the same.

                                   ARTICLE IV
                             CONSTRUCTION PROVISIONS

         4.01. Governing Law. This Agreement shall be governed by and construed in accordance with laws of the State of Arkansas. Further, the Company and each Member consents to venue in, and the exercise of jurisdiction by, the state courts located in Pulaski County, Arkansas, and waives any jurisdictional or venue rights the Company may otherwise have with regard to any action regarding this Agreement.

         4.02. Other Instruments. The Members covenant and agree that they will execute any other instruments and documents that are or may become necessary or convenient to carry out this Agreement.

         4.03. Headings. The headings used in this Agreement are used for administrative purposes only and are not to be considered in construing the terms of this Agreement.

         4.04.  Parties Bound.  This Agreement shall be binding on, and inure to
the   benefit  of,  the  Members   and  their   respective   heirs,   executors,
administrators, legal representatives, successors, and permitted assigns.

         4.05. Strict Construction. This Agreement shall not be strictly construed against either Member.

         4.06. Severability. If any provision of this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained in this Agreement.

         4.07. Counterparts. This Agreement may be executed in any number of identical counterpart copies, and each of the counterparts, when at least one counterpart has been executed by each party, shall for all purposes be deemed to be an original.

         4.08. Prior Agreements Superseded. This Agreement supersedes any prior understandings or written or oral agreements between the Members respecting the subject matter of this Agreement, including the Company Agreement, to the extent that the understanding or agreement conflicts with any provision contained in this Agreement.


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         4.09. Survival of Representations  and Warranties.  The representations and warranties set forth in this Agreement shall be continuous and shall survive the taking of any accounting and the dissolution and winding up of the Company as contemplated by this Agreement.

         The undersigned have executed this Agreement effective on the date first above mentioned.


                                      Capitol Development of Arkansas, Inc.


                                      By:  /s/ Ashley Bloom
                                           ---------------------------------
                                               Ashley Bloom, Vice President


                                      Trade Partners, Inc.

                                      By: /s/  Thomas Smith
                                          ----------------------------------
                                               Thomas Smith, President & CEO
















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                                  SCHEDULE 1.02
                        DESCRIPTION OF "MAUMELLE TRACTS"

         TRACT 1:

         Tract D-R and Tract D-1, being a Re-Plat of Tract D Maumelle Town Center Addition to the City of Maumelle, Pulaski County, Arkansas, as shown on plat recorded as Plat No. G-12, records of Pulaski County, Arkansas

         TRACT 2A:

         Lands lying in a part of the Southeast 1/4 of Section 20 and in a part of the Northeast 1/4 of Section 29 and in a part of the Northwest 1/4 of Section 28 all in Township 3 North, Range 13 West, Pulaski County, Arkansas and more particularly described as follows:

                  commencing at the Northeast corner of the Southeast 1/4 of said Section 20 (Arkansas State Plane Coordinates North 199,211.859, East 1,877,675.875); thence South 1569.86 feet;
                  thence West 297.58 feet to the point of beginning, said point of beginning being on the South right of way line of Odom Boulevard and the West right of way line of Woodland Drive; thence along the said West right of way line of Woodland Drive South 03E - 45' - 34" East 38.74 feet; thence continuing along the said West right of way line South 07E - 25' - 38" East
                  159.60 feet; thence leaving the said west right of way line South 76E - 48' - 04" West 148.03 feet; thence South 77E - 55'
                  - 02" West  130.60  feet;  thence  South  65E - 17' - 48" West
                  208.10 feet; thence South 45E - 44'- 39" West 222.00 feet; thence South 30E - 13' - 44" West 196.70 feet; thence South 09E - 48' - 23" West 199.90 feet; thence South 03E - 29' - 20"
                  East 294.60 feet; thence North 59E -09'-49" West 138.60 feet; thence South 73E - 24' - 08" West 188.90 feet; Thence South 03E -10' - 42" West 199.30 feet; thence South 46E - 20' - 34"
                  East 149.20 feet; thence South 58E - 03' - 51" East 209.30 feet; thence South 16E - 57' - 21" East 237. 70 feet: thence South 03(0) - 45' - 14" East 244.50 feet; thence South 17(0) -
                  40' - 36" East 118.60 feet;  thence South 27E - 52' - 27" East
                  117.60 feet; thence South 05E - 44' - 56" West 139.70 feet; thence South 50E - 11' - 47" East 249.90 feet; thence North 87E - 02' - 12" East 232.30 feet; thence South 74E - 40' - 08"
                  East 257.20 feet; thence South 80E - 56' -51" East 254.20 feet; thence South 84E - 54' - 44" East 248.00 feet; thence North 88E - 42' - 02" East 265.10 feet; thence North 77 - 50'
                  - 46"  East  431.28  feet to the  West  right  of way  line of


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                  Woodland  Drive;  thence along the said West right of way line along the following bearings and distances:

                           along an 11.6219(0) curve to the right 177.95 feet to a point to which there is a chord bearing and distance of South 10E - 13' - 56" West 176.99 feet; thence South 19(0) - 45' - 16" West 67.84 feet; thence along a 21.8687(0) curve to the left 244.93 feet to a point to which there is a chord bearing and distance of South 07(0) - 01' - 42" East 236.10 feet; thence South 33E - 48' - 35" East 31.88 feet;

                  thence leaving the said west right of way line South 09(0) - 40' - 59" West 36.27 feet to the North right of way line of Edgewood Drive; thence along the said North right of way line along a 7.0288(0)curve to the left 186.98 feet to a point to which there is a chord bearing and distance of South 45E - 43'
                  - 34" West 186.58 feet; thence leaving the said North right of way line North 70E - 49' - 40" West 353.98 feet; thence South 06(0) - 51' - 39" West 248.36 feet; thence along a 10.8870(0)
                  curve to the left 14.00 feet to a point to which there is a chord bearing and distance of South 43E - 1l' - 14" West 14.00 feet; thence South 09E - 38' - 05" West 76.13 feet; thence South 12E - 40' - 13" West 128.22; thence North 61E - 20' -
                  34" West 220.00 feet; thence North 88E - 48' - 07" west 144.03 feet; thence North 67E - 31' - 14" West 139.53 feet; thence South 24E - 49' - 11" West 111.80 feet; thence North 81E - 52'
                  - 46" West 147.62 feet to the East right of way line of Millwood Circle; thence along the said East right of way line on the following bearings and distances;

                           North 81(0) - 52' - 46" West 147.62 feet to the East right of way line of Millwood Circle; thence along the said East right of way line on the following bearings and distances:

                                North 68(0) - 56' - 33" West 241.00 feet;
                                thence North 68E - 45' - 40" West 185.61 feet; thence along a 5.7104(0) curve to the left 794.35 feet to a point to which there is a chord bearing and distance of South 88E - 33' - 31" West 773.77 feet to the
                                East right of way line of Naylor Drive;



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                           thence  continuing  along the said East  right of way
                           line of Naylor Drive on the following bearings and distances:

                                North 70(0) - 07' - 39" West 35.54 feet;
                                thence North 25E - 25' -ll" West 58.77
                                feet; thence along a 5.4816(0) curve to the left 406.61 feet to a point to which there is a chord bearing and distance of North 36(0) - 33' - 51" West 404.05 feet; thence
                                North 47(0) - 42' - 3l" West 642.29 feet;
                                thence along a 6.4508E curve to the right
                                472.22 feet to a point to which there is a chord bearing and distance of North 32(0)- 28' - 40" West 466.68 feet; thence North 17E - 14' - 48" West 251.54 feet; thence along a 5.3544(0) curve to the left 383.83 feet to a point to which there is a chord bearing and distance of North 27E - 3l' - 22" West 381.78 feet;

                  thence leaving the said East right of way line North 05E - 12'
                  - 00" East 57.67 feet to the South right of way line of Odom Boulevard; thence along the said South right of way line on the following bearings and distances:

                           along a 4.5559(0) curve to the left 317.64 feet to a point to which these is a chord bearing and distance of North 40E - 55' - 33" East 316.80 feet; thence North 33E - 41' - 24" East 950.00 feet; thence along a 7.6386E curve to the right 449.06 feet to a point to which these is a chord bearing and distance of North 50E - 50' - 26" East 442.38 feet; thence North 67(0) - 59' - 30" East 396.69 feet; thence along a 5.8490E curve to the right 372.36 feet to a point to which here is a chord bearing and distance of North 78E - 52' - 52" East 370.13 feet; thence North 89(0)
                           - 46' - 15" East 546.46 feet;

                  thence leaving the said South right of Way line South 43E - 15' - 22" East 38.83 feet to the point of beginning.


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         TRACT 2B:

         LANDS LYING IN A FRACTIONAL PART OF THE EAST ONE HALF OF SECTION 29, TOWNSHIP 3 NORTH, RANGE 13 WEST, CITY OF MAUMELLE, PULASKI COUNTY, ARKANSAS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

         Commencing at the Southeast Corner of said Section 29 having Arkansas State Plain Coordinates of North 191,207.530, East 1,887,569.419; thence North 731. 17 feet; thence West 1368.79 feet to the point of beginning, said point of beginning being on the East right of way line of Millwood Circle; thence along the said East right of way North 09E - 43' - 47" West. 249.96 feet: thence South 80E - 30' - 00' West, 80.00 feet to a point on the West right of way line of Millwood Circle; thence along the West right of way line along the following bearings and distances:

                  along a 4.1826E curve to the left a distance of 385.93 feet to a point to which there is a chord bearing and distance of North 17E - 25' - 08" West, 384.65 feet; thence North 25E - 38' - 53" West. 441.69 feet; thence along a 5.7104E curve to the right a distance of 2397.15 feet to a point to which there is a chord bearing and distance of North 42E - 47' - 43" East, 1866.36 feet; thence South 68E - 45' - 40" East, 185.61 feet;
                  thence leaving the said West right of way line South 22E - 51'
                  - 46" West, 80.03 feet to a point on the East right of way line of Millwood Circle, said point also being on the West boundary line of Leisurewood Addition to the City of Maumelle;

         thence leaving the said East right of way line and along the said West boundary line along the following bearings and distances:

                  South 25E- 45' - 19" West.  258.94 feet; thence South 14E -43'
                  - 09'" West,  244.01 feet;  thence South 19E - 42' - 42" East,
                  198.64 feet;  thence South 62E - 07' - 18" East,  156.12 feet;
                  thence South 36E - 54' - 30" East, 355.00 feet; thence South 55E - 19' - 17" West, 105.43 feet; thence South 05E -22' - 21"
                  East,  160.20 feet;  thence South 13E - 45' - 11" East, 147.22 feet; thence South 25E - 24' - 28" East, 154.99 feet; thence South 66E - 50' - 18" East 89.52 feet to a point on the North boundary line of Edgepark Addition to the City of Maumelle;

         thence leaving the said West Boundary line and continuing along the said North boundary line along the following bearing and distances:


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                  South 47E - 14' - 20" West, 77.54 feet; thence South 47E - 28'
                  - 21" West,  503.00  feet;  thence  South53E - 43' - 27" West,
                  193.15 feet;  thence South 64E - 40' - 12" West,  140.85 feet;
                  thence South 80E - 09' - 18" West 636.92 feet to the point of beginning, containing 71.600 acres more or less.


         LESS AND EXCEPT THE FOLLOWING PART OF SAID TRACT 2B:

         LANDS LYING IN A FRACTIONAL PART OF THE EAST ONE HALF OF SECTION 29, TOWNSHIP 3 NORTH, RANGE 13 WEST, CITY OF MAUMELLE, PULASKI COUNTY, ARKANSAS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

         Commencing at the Southeast Corner of said Section 29, having Arkansas State Plain Coordinates of North 191,207.530, and East 1,887,569.419' thence North 90E 00' 00" West, 941.14 feet to a point; thence North 0E 00' 00" West, 1882.07 feet to the Point of Beginning; thence North 19E 08' 53" West, a distance of 65.00 feet; thence North 11E 50' 26" West, a distance of 59.98 feet; thence South 81E 39' 58" West, a distance of
         58.23 feet; thence South 81E 39' 58" West, a distance of 79.77 feet; thence North 17E 48' 36" West, a distance of 26.89 feet; thence North 05E 19' 06" East, a distance of 37.52 feet; thence North 05E 19' 06" East, a distance of 67.43 feet; thence South 77E 40' 44" West, a distance of 96.34 feet; thence North 86E 50' 02" West, a distance of
         142.73 feet; thence South 56E 49' 17" West, a distance of 180.56 feet; thence South 33E 10' 19" East, a distance of 49.98 feet; thence South 54E 38' 05" West, a distance of 134.35 feet; thence South 42E 18' 55" East, a distance of 89.52 feet; thence North 47E 47' 53" East, a distance of 125.70 feet; thence South 60E 13' 31" East, a distance of
         170.09 feet; thence South 70E 06' 59" East, a distance of 166.35 feet; thence South 89E 35' 03" East, a distance of 58.92 feet; thence South 89E 35' 03" East, a distance of 42.65 feet; thence North 25E 33' 26" West, a distance of 83.61 feet; thence North 67E 03' 06" East, a distance of 125.63 feet to the Point of Beginning, Containing 2.97 ACRES, more or less.

         LESS AND EXCEPT THE FOLLOWING PART TRACT 2B:

         LANDS LYING IN A FRACTIONAL PART OF THE EAST ONE HALF OF SECTION 29, TOWNSHIP 3 NORTH, RANGE 13 WEST, CITY OF MAUMELLE, PULASKI COUNTY, ARKANSAS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

         Commencing at the Southeast Corner of said Section 29 having Arkansas State Plain Coordinates of North 191,207.530. and East 1, 887, 569.419; thence North 90E 00' 00" West, 1716.27 feet to a point; thence North 0E 00' 00" West, 1748.72 feet to the Point of Beginning, said point being


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         on the East Right of Way Line of  Millwood  Circle:  thence  along said
         Right of Way Line South 25E 38' 53" East, a distance of 68.07 feet; thence North 45E 19' 26" East, a distance of 158.04 feet; thence North 42E 08' 52" West, a distance of 52.17 feet; thence South 50E 22' 50" West, a distance of 138.69 feet to the Point of Beginning, Containing
         0.20 ACRES, more or less.

         TRACT 3:

         Lands lying in the Northwest Quarter of Section 32, and the Southwest Quarter of Section 29, Township 3 North, Range 13 West, City of Maumelle, Pulaski County, Arkansas, more particularly described as follows:

         Commencing at the Northwest Corner of said Section 32 which is the Southwest Corner of said Section 29; thence along the common Section line South 88 degrees 32 minutes 49 seconds East, 590.03 feet to the point of beginning; thence North 26 degrees 57 minutes 31 seconds East,
         173.49 feet; thence South 84 degrees 08 minutes 09 seconds East, 412.97 feet thence South 60 degree 20 minutes 33 seconds East, 482.14 feet to a point on the West right of way line of Odom Boulevard; thence along said West right of way line of Odom Boulevard South 11 degrees 59 minutes 40 seconds West, 596.29 feet; thence continuing along said West right of way line South 12 degrees 28 minutes 36 seconds West, 193.85 feet; Thence leaving said West right of way line of Odom Boulevard North 79 degrees 09 minutes 38 seconds West, 774.03 feet; thence North 21 degrees 05 minutes 41 seconds West, 437.97 feet; thence North 26 degrees 57 minutes 31 seconds East, 386.48 feet to the point of beginning.














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